EXHIBIT 4.2

REPLACEMENT CAPITAL COVENANT

OF PUGET SOUND ENERGY, INC.

This Replacement Capital Covenant, dated as of June 4, 2007 (this “Replacement Capital Covenant”), is entered into by Puget Sound Energy, Inc., a Washington corporation (together with its successors and assigns, the “Corporation”), in favor of and for the benefit of each Covered Debtholder (as defined in Schedule I).

Recitals

A. On the date hereof, the Corporation is issuing $250,000,000 aggregate principal amount of its Series A Enhanced Junior Subordinated Notes due 2067 (the “Notes”).

B. This Replacement Capital Covenant is the “Replacement Capital Covenant” referred to in the Corporation’s Prospectus Supplement, dated May 30, 2007.

C. The Corporation, in entering into and disclosing the content of this Replacement Capital Covenant in the manner provided below, is doing so with the intent that the covenants provided for in this Replacement Capital Covenant be enforceable by each Covered Debtholder and that the Corporation be estopped from disregarding the covenants in this Replacement Capital Covenant, in each case to the fullest extent permitted by applicable law.

D. The Corporation acknowledges that reliance by each Covered Debtholder upon the covenants in this Replacement Capital Covenant is reasonable and foreseeable by the Corporation and that, were the Corporation to disregard its covenants in this Replacement Capital Covenant, each Covered Debtholder would have sustained an injury as a result of its reliance on such covenants.

E. The Corporation is the principal operating subsidiary of Puget Energy, Inc., a Washington corporation (together with its successor and assigns, “Puget Energy”) that, as of the date hereof, owns all of the outstanding shares of PSE Common Stock. When used in this Replacement Capital Covenant, the term “issuer” shall include the Corporation and/or Puget Energy, as applicable.

Agreement

NOW, THEREFORE, the Corporation hereby covenants and agrees as follows in favor of and for the benefit of each Covered Debtholder.

SECTION 1. Definitions.

Capitalized terms used in this Replacement Capital Covenant (including the Recitals) have the meanings set forth in Schedule I hereto.

SECTION 2. Limitations on Redemption, Defeasance, or Purchase of Notes.

The Corporation hereby promises and covenants to and for the benefit of each Covered Debtholder that the Corporation shall not redeem or purchase, and shall not permit any Subsidiary of the Corporation to purchase, all or any part of the Notes, or defease or discharge any portion of the principal amount of the Notes, in each case on or before June 1, 2047, except to the extent that the redemption or purchase price therefor, or the applicable principal amount to be defeased or discharged, as the case may be, is equal to or less than the sum of the following amounts:

(a) 100% of the aggregate net cash proceeds received by the Corporation and its Subsidiaries from Persons other than the Corporation and its Subsidiaries within the applicable Measurement Period (without double counting proceeds received in any prior Measurement Period) from the issuance and sale of Mandatorily Convertible Preferred Stock, Debt Exchangeable for Equity and Replacement Capital Securities of the Corporation; plus

(b) 200% of the aggregate cash contributed to the Corporation and its Subsidiaries by Puget Energy (or paid by Puget Energy to the Corporation in exchange for PSE Common Stock issued to Puget Energy) from net cash proceeds received by Puget Energy from Persons other than Puget Energy and its Subsidiaries within the applicable Measurement Period (without double counting proceeds received in any prior Measurement Period) from the issuance and sale of Puget Energy Common Stock and rights to acquire Puget Energy Common Stock (including Puget Energy Common Stock and rights to acquire Puget Energy Common Stock issued pursuant to any dividend reinvestment plan, any direct stock purchase plan or any director or employee benefit plans of Puget Energy or the Corporation); plus

(c) 100% of the aggregate cash contributed to the Corporation and its Subsidiaries by Puget Energy from net cash proceeds received by Puget Energy from Persons other than Puget Energy and its Subsidiaries within the applicable Measurement Period (without double counting proceeds received in any prior Measurement Period) from the issuance and sale of Mandatorily Convertible Preferred Stock, Debt Exchangeable for Equity and Replacement Capital Securities of Puget Energy; and plus

(d) the 200% of (i) the aggregate net cash proceeds received by the Corporation and its Subsidiaries from Persons other than the Corporation, Puget Energy and either of its Subsidiaries within the applicable Measurement Period (without double counting proceeds received in any prior Measurement Period) from the issuance and sale of PSE Common Stock and rights to acquire PSE Common Stock (including PSE Common Stock and rights to acquire PSE Common Stock issued pursuant to any dividend reinvestment plan, any direct stock purchase plan or any director or employee benefit plans of the Corporation), (ii) the Market Value of any PSE Common Stock and rights to acquire PSE Common Stock delivered by the Corporation or any of its Subsidiaries as consideration for property or assets in arm’s-length transactions within the applicable Measurement Period (without double counting proceeds received in any prior Measurement Period) ate, and (iii) the Market Value of any PSE Common Stock that has been issued within the applicable Measurement Period (without double counting proceeds received in any prior Measurement Period) in connection with the conversion into, or exchange for, PSE Common Stock of any convertible or exchangeable securities, other than, in the case of (iii), securities for which the Corporation or any of its Subsidiaries has received equity credit from any NRSRO;

provided that the limitations in this Section 2 shall not restrict the repayment, redemption or other acquisition of any Notes that have been previously defeased or purchased in accordance with this Replacement Capital Covenant.

SECTION 3. Covered Debt.

(a) The Corporation represents and warrants that the Initial Covered Debt is Eligible Debt.

(b) (i) During the period commencing on the earlier of (x) the date two years and 30 days prior to the final maturity date for the then-effective Covered Debt and (y) the date on which the Corporation gives notice of redemption of the then-effective Covered Debt, if such redemption is made in whole or in part with the consequence that after giving effect to such redemption the outstanding principal amount of such Covered Debt would be less than $100,000,000, or (ii) if earlier than the date specified in clauses (x) and (y) of Section 3(b)(i), on the date on which the Corporation repurchases the then-effective Covered Debt in whole or in part and, after giving effect to such repurchase, the outstanding principal amount of such Covered Debt would be less than $100,000,000, the Corporation shall identify the series of Eligible Debt that will become the Covered Debt on the related Redesignation Date in accordance with the following procedures:

(A) the Corporation shall identify each series of its then outstanding long-term indebtedness for money borrowed that is Eligible Debt;

(B) if only one series of the Corporation’s then outstanding long-term indebtedness for money borrowed is Eligible Debt, such series shall become the Covered Debt commencing on the related Redesignation Date;

(C) if the Corporation has more than one outstanding series of long-term indebtedness for money borrowed that is Eligible Debt, then the Corporation shall identify a specific series that has the latest occurring final maturity date as of the date on which the Corporation is applying the procedures in this Section 3(b) and such series shall become the Covered Debt commencing on the related Redesignation Date;

(D) the series of outstanding long-term indebtedness for money borrowed that is determined to be the Covered Debt pursuant to clause (B) or (C) above shall be the Covered Debt for purposes of this Replacement Capital Covenant for the period commencing on the related Redesignation Date and continuing to but not including the Redesignation Date as of which a new series of outstanding long-term indebtedness is next determined to be the Covered Debt pursuant to the procedures set forth in this Section 3(b);

(E) in connection with such identification of a new series of Covered Debt (including pursuant to the clause (c), below), the Corporation shall, as provided in Section 3(d), give a notice and file with the Commission a Current Report on Form 8-K under the Securities Exchange Act including or incorporating by reference this Replacement Capital Covenant as an exhibit within the time frame provided for in such section.

(c) Notwithstanding any other provisions of this Replacement Capital Covenant, if a series of Eligible Senior Debt of the Corporation has become the Covered Debt in accordance with Section 3(b), on the date on which the Corporation issues a new series of Eligible Subordinated Debt, then immediately upon such issuance such series shall become the Covered Debt and the applicable series of Eligible Senior Debt shall cease to be the Covered Debt.

(d) In order to give effect to the intent of the Corporation described in Recital C, the Corporation covenants that (i) simultaneously with the execution of this Replacement Capital Covenant, or as soon as practicable after the date hereof, (x) notice shall be given to the Holders of the Initial Covered Debt, in the manner provided in the indenture or other instrument under which such Initial Covered Debt was issued, of this Replacement Capital Covenant and the rights granted to such Holders hereunder and (y) the Corporation shall file a Form 8-K that includes or incorporates by reference this Replacement Capital Covenant; (ii) so long as the Corporation is a reporting company under the Securities Exchange Act, the Corporation will include or cause to be included in each Form 10-K filed with the Commission by the Corporation a description of the covenant set forth in Section 2 and identify the series of long-term indebtedness for borrowed money that is Covered Debt as of the date such Form 10-K is filed with the Commission; (iii) if a series of the Corporation’s long-term indebtedness for money borrowed (1) becomes Covered Debt or (2) ceases to be Covered Debt, notice of such occurrence will be given within 30 days to the holders of such long-term indebtedness for money borrowed in the manner provided for in the indenture or other instrument under which such long-term indebtedness for money borrowed was issued and the Corporation will report such change in a Current Report on Form 8-K (or any successor form), which must include or incorporate by reference this Replacement Capital Covenant, and in the next Form 10-Q (or any successor form) or Form 10-K (or any successor form), as applicable, of the Corporation; (iv) if, and only if, the Corporation ceases to be a reporting company under the Securities Exchange Act, the Corporation will (A) post on its website the information otherwise required to be included in Securities Exchange Act filings pursuant to clauses (ii) and (iii) above (B) cause a notice of the execution of this Replacement Capital Covenant to be posted on the Bloomberg screen for the Initial Covered Debt or any successor Bloomberg screen and each similar third-party vendor’s screen the Corporation reasonably believes is appropriate (each an “Investor Screen”) and cause a hyperlink of the execution of this Replacement Capital Covenant to be included on the Investor Screen for each series of Covered Debt, in each case to the extent permitted by Bloomberg or such similar third-party vendor, as the case may be; and (v) promptly upon the request of any Holder of Covered Debt, the Corporation will provide such Holder with an executed copy of this Replacement Capital Covenant.

SECTION 4. Termination and Amendment.

(a) The obligations of the Corporation pursuant to this Replacement Capital Covenant shall remain in full force and effect until the earliest date (the “Termination Date”) to occur of (i) June 1, 2047, (ii) the date, if any, on which the Holders of at least a majority of the outstanding principal amount of the then-effective Covered Debt consent or agree in writing to the termination of the obligations of the Corporation hereunder, and (iii) the date on which the Corporation ceases to have any Eligible Senior Debt or Eligible Subordinated Debt (in each case without giving effect to the rating requirement in clause (b) of the definition of each such term). From and after the Termination Date, the obligations of the Corporation pursuant to this Replacement Capital Covenant shall be of no further force and effect with respect to the Holders, or otherwise.

(b) This Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed by the Corporation with the consent of the Holders of at least a majority of the outstanding principal amount of the then-effective Covered Debt, provided that this Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed by the Corporation (and without the consent of the Holders) if such amendment or supplement (i) eliminates common stock, rights to acquire common stock or Mandatorily Convertible Preferred Stock as a security or securities covered by Section 2 and the Corporation has been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in the Corporation’s or Puget Energy’s earnings per share as calculated for financial reporting purposes, or (ii) is (A) solely to impose additional restrictions on the ability of the Corporation to redeem or purchase Notes or (B) not adverse to the Holders of the then-effective Covered Debt and an officer of the Corporation has delivered to the Holders of the then-effective Covered Debt in the manner provided for in the indenture or other instrument under which such long-term indebtedness for money borrowed was issued a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to the Holders of the then-effective Covered Debt.

(c) For purposes of Sections 4(a) and 4(b), the Holders whose consent or agreement is required to terminate, amend or supplement this Replacement Capital Covenant or the obligations of the Corporation hereunder shall be the Holders of the then-effective Covered Debt as of a record date established by the Corporation that is not more than 30 days prior to the date on which the Corporation proposes that such termination, amendment or supplement becomes effective.

SECTION 5. Miscellaneous.

(a) This Replacement Capital Covenant shall be governed by and construed in accordance with the laws of the State of New York.

(b) This Replacement Capital Covenant shall be binding upon the Corporation (and its successors and assigns) and shall inure to the benefit of the Covered Debtholders as they exist from time to time (it being understood and agreed by the Corporation that any Person who is a Covered Debtholder shall retain its status as a Covered Debtholder for so long as the series of long-term indebtedness for borrowed money owned by such Person is Covered Debt and, if such Person initiates a claim or proceeding to enforce its rights under this Replacement Capital Covenant after the Corporation has violated its covenants in Section 2 and before the series of long–term indebtedness for money borrowed held by such Person is no longer Covered Debt, such Person’s rights under this Replacement Capital Covenant shall not terminate by reason of such series of long-term indebtedness for money borrowed no longer being Covered Debt). The Corporation agrees that, if at any time the Covered Debt is held by a trust (for example, where the Covered Debt is part of an issuance of trust preferred securities), a holder of the securities issued by such trust may enforce (including by instituting legal proceedings) this Replacement Capital Covenant directly against the Corporation as though such holder owned the Covered Debt directly, and the holders of such trust securities shall be deemed Holders of Covered Debt for purposes of this Replacement Capital Covenant for so long as the indebtedness held by such trust remains Covered Debt hereunder. Other than the Covered Debtholders as provided in the previous sentence, no other Person shall have any rights under this Replacement Capital Covenant or be deemed a third party beneficiary of this Replacement Capital Covenant. In particular, no holder of the Notes is a third party beneficiary of this Replacement Capital Covenant.

(c) The Corporation acknowledges that reliance by each Covered Debtholder upon the covenants in this Replacement Capital Covenant is reasonable and foreseeable by the Corporation and that, were the Corporation to disregard its covenants in this Replacement Capital Covenant, each Covered Debtholder would have sustained an injury as a result of its reliance on such covenants.

(d) All demands, notices, requests and other communications to the Corporation under this Replacement Capital Covenant shall be deemed to have been duly given and made if in writing and (i) if served by personal delivery upon the Corporation, on the day so delivered (or, if such day is not a Business Day, the next succeeding Business Day), (ii) if delivered by registered post or certified mail, return receipt requested, or sent to the Corporation by a national or international courier service, on the date of receipt by the Corporation (or, if such date of receipt is not a Business Day, the next succeeding Business Day), or (iii) if sent by telecopier, on the day telecopied, or if not a Business Day, the next succeeding Business Day, provided that the telecopy is promptly confirmed by telephone confirmation thereof, and in each case to the Corporation at the address set forth below, or at such other address as the Corporation may thereafter post on its website as the address for notices under this Replacement Capital Covenant:

Puget Sound Energy, Inc.

10885 NE 4th Street, Ste. 1200

Bellevue, WA 98004

Attention: Treasurer

Facsimile No: (425) 462-3300

Telephone No: (425) 454-6363

IN WITNESS WHEREOF, the Corporation has caused this Replacement Capital Covenant to be executed by a duly authorized officer as of the day and year first above written.

PUGET SOUND ENERGY, INC.

By:
Donald E. Gaines
Vice President Finance and Treasurer

Schedule I

Definitions

“Alternative Payment Mechanism” means, with respect to any securities or combination of securities, provisions in the related transaction documents requiring the issuer to issue (or use commercially reasonable efforts to issue) one or more types of APM Qualifying Securities raising eligible proceeds at least equal to the deferred Distributions on such securities and apply the proceeds to pay unpaid Distributions on such securities, commencing on the earlier of (a) the first Distribution Date after commencement of a deferral period on which the issuer pays current Distributions on such securities and (b) the fifth anniversary of the commencement of such deferral period, and that

(i) define “eligible proceeds” to mean, for purposes of such Alternative Payment Mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale of the relevant securities, where applicable, and including the fair market value of property received by the issuer as consideration for such securities) that the issuer has received during the 180 days prior to the related Distribution Date from the issuance of APM Qualifying Securities, up to the Preferred Cap (as defined in clause (vi), below) in the case of APM Qualifying Securities that are Qualifying Non-Cumulative Preferred Stock;

(ii) permit the issuer to pay current Distributions on any Distribution Date out of any source of funds but (I) require the issuer to pay deferred Distributions only out of eligible proceeds and (II) prohibit the issuer from paying deferred Distributions out of any source of funds other than eligible proceeds;

(iii) if deferral of Distributions continues for more than one year, require the issuer not to redeem or purchase, or to permit its Subsidiaries to purchase, any securities of the issuer that on a bankruptcy or liquidation of the issuer rank pari passu with or junior to such securities that the issuer has issued to settle deferred Distributions in respect to that deferral period until at least one year after all deferred Distributions have been paid (a “Repurchase Restriction”);

(iv) may include a provision that, notwithstanding the Common Cap (as defined in clause (vi) below) and the Preferred Cap (as defined in clause (vi) below), for purposes of paying deferred Distributions, limits the ability of the issuer to sell common stock, rights to purchase common stock, or Mandatorily Convertible Preferred Stock above an aggregate cap specified in the transaction documents (a “Share Cap”), subject to the issuer’s agreement to use commercially reasonable efforts to increase the Share Cap amount (A) only to the extent that it can do so and simultaneously satisfy its future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in common stock or (B) if the issuer cannot increase the Share Cap amount as contemplated in the preceding clause, by requesting its board of directors to adopt a resolution for shareholder vote at the next occurring annual shareholders meeting to increase the number of shares of the issuer’s authorized common stock for purposes of satisfying the issuer’s obligations to pay deferred Distributions;

(v) permit the issuer, at its option, to provide that if the issuer is involved in a merger, consolidation, amalgamation or conveyance, transfer or lease of assets substantially as an entirety to any other person (a “business combination”) where immediately after the consummation of the business combination more than 50% of the voting stock of the surviving entity of the business combination, or the person to whom all or substantially all of the issuer’s assets are conveyed, transferred or leased, is owned by the shareholders of the other party to the business combination, then clauses (i), (ii) and (iii) above will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination;

Schedule I-1

(vi) limit the obligation or right, as applicable, of the issuer to issue (or use commercially reasonable efforts to issue) APM Qualifying Securities up to:

(I) in the case of APM Qualifying Securities that are common stock or rights to purchase common stock, an amount from the issuance thereof pursuant to the Alternative Payment Mechanism (including at any point in time from all prior issuances thereof pursuant to the Alternative Payment Mechanism) with respect to deferred Distributions attributable to the first five years of any deferral period equal to 2% of the issuer’s total number of issued and outstanding shares of common stock as of the date of the then most recent publicly available consolidated financial statements of the issuer (the “Common Cap”); provided (and it being understood) that the Common Cap shall cease to apply to such deferral period by a date (as specified in the related transaction documents) that shall be not later than the ninth anniversary of the commencement of such deferral period; and

(II) in the case of APM Qualifying Securities that are Qualifying Non-Cumulative Preferred Stock or Mandatorily Convertible Preferred Stock, an amount from the issuance of such Qualifying Non-Cumulative Preferred Stock and then still outstanding Mandatorily Convertible Preferred Stock pursuant to the related Alternative Payment Mechanism (including, in the case of Qualifying Non-Cumulative Preferred Stock, at any point in time from all prior issuances thereof pursuant to such Alternative Payment Mechanism) equal to 25% of the liquidation or principal amount of the securities that are the subject of the related Alternative Payment Mechanism (the “Preferred Cap”); and

(vii) in the case of securities other than Non-Cumulative perpetual preferred stock, include a Bankruptcy Claim Limitation Provision;

provided (and it being understood) that:

(1) the issuer shall not be obligated to issue (or use commercially reasonable efforts to issue) APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing;

(2) if, due to a Market Disruption Event or otherwise, the issuer is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred Distributions on any Distribution Date, the issuer will apply any available eligible proceeds to pay accrued and unpaid Distributions on the applicable Distribution Date in chronological order subject to the Common Cap and Preferred Cap, as applicable; and

(3) if the issuer has outstanding more than one class or series of securities under which it is obligated to sell a type of APM Qualifying Securities and apply some part of the proceeds to the payment of deferred Distributions, then on any date and for any period the amount of net proceeds received by the issuer from those sales and available for payment of deferred Distributions on such securities shall be applied to such securities on a pro rata basis in proportion to the total amounts that are due on such securities.

“APM Qualifying Securities” means, with respect to an Alternative Payment Mechanism, Debt Exchangeable for Preferred Equity or any Mandatory Trigger Provision, one or more of the following (as designated in the transaction documents for the securities or combination of securities that include an Alternative Payment Mechanism, Debt Exchangeable for Preferred Equity or any Mandatory Trigger Provision):

(a) common stock or rights to purchase common stock;

Schedule I-2

(b) Mandatorily Convertible Preferred Stock; and

(c) Qualifying Non-Cumulative Preferred Stock;

provided (and it being understood) that if the APM Qualifying Securities for any Alternative Payment Mechanism, any Debt Exchangeable for Preferred Equity or any Mandatory Trigger Provision include both common stock and rights to purchase common stock, such Alternative Payment Mechanism, Debt Exchangeable for Preferred Equity or Mandatory Trigger Provision may permit, but need not require, the issuer to issue rights to purchase common stock.

“Bankruptcy Claim Limitation Provision” means, with respect to any securities or combination of securities that have an Alternative Payment Mechanism or a Mandatory Trigger Provision (together in this definition, “securities”), provisions that, upon any liquidation, dissolution, winding-up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such securities to Distributions that accumulate during (a) any deferral period, in the case of securities that have an Alternative Payment Mechanism or (b) any period in which the issuer fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of securities having a Mandatory Trigger Provision, to:

(i) in the case of securities having an Alternative Payment Mechanism or Mandatory Trigger Provision with respect to which the APM Qualifying Securities do not include Qualifying Non-Cumulative Preferred Stock or Mandatorily Convertible Preferred Stock, 25% of the stated or principal amount of such securities then outstanding; and

(ii) in the case of any other securities, the sum of (x) two years of accumulated and unpaid Distributions and (y) an amount equal to the excess, if any, of the Preferred Cap over the aggregate amount of net proceeds from the sale of Qualifying Non-Cumulative Preferred Stock that the issuer has applied to pay such Distributions pursuant to the Alternative Payment Mechanism or the Mandatory Trigger Provision, provided that such provision specifies that the holders of such securities shall be deemed to agree that in respect of the portion of the claim described in this clause (y) they will not be entitled to an amount that is greater than the amount they would have received had such claim ranked pari passu with the claims of the holders, if any, of Qualifying Non-Cumulative Preferred Stock.

“Board of Directors” means the Board of Directors of the Corporation or a duly constituted committee thereof.

“Business Day” means any day that is not a Saturday, a Sunday, or a day on which banks in New York City are authorized or obligated by law or executive order to remain closed.

“Commission” means the United States Securities and Exchange Commission.

“Common Cap” has the meaning given such term in the definition of Alternative Payment Mechanism.

Schedule I-3

“Corporation” has the meaning specified in the introduction to this instrument.

“Covered Debt” means (i) at the date of this Replacement Capital Covenant and continuing to but not including the first Redesignation Date, the Initial Covered Debt and (ii) thereafter, commencing with each Redesignation Date and continuing to but not including the next succeeding Redesignation Date, the Eligible Debt identified pursuant to Section 3(b) as the Covered Debt for such period.

“Covered Debtholder” means each Person (whether a Holder or a beneficial owner holding through a participant in a clearing agency) that buys, holds or sells long-term indebtedness for money borrowed by the Corporation during the period that such long-term indebtedness for money borrowed is Covered Debt, provided that a Person who has sold all its right, title and interest in Covered Debt shall cease to be a Covered Debtholder at the time of such sale if, at such time, the Corporation has not breached or repudiated, or threatened to breach or repudiate, its obligations hereunder.

“Debt Exchangeable for Common Equity” means a security or combination of securities (together in this definition, “securities”) that:

(a) gives the holder a beneficial interest in (i) a fractional interest in a stock purchase contract for a share of common stock of the issuer that will be settled in three years or less, with the number of shares of common stock purchasable pursuant to such stock purchase contract to be within a range established at the time of issuance of such securities subject to customary anti-dilution adjustments and (ii) subordinated debt securities of the issuer that are not redeemable at the option of the issuer or the holder thereof prior to the settlement of the stock purchase contracts;

(b) provides that the investors directly or indirectly grant to the issuer a security interest in such debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase common stock of the issuer pursuant to such stock purchase contracts;

(c) includes a remarketing feature pursuant to which the debt securities of the issuer are remarketed to new investors commencing not later than the Distribution Date that is at least one month prior to the settlement date of the purchase contract; and

(d) provides for the proceeds raised in the remarketing to be used to purchase common stock of the issuer under the stock purchase contracts and, if there has not been a successful remarketing by the settlement date of the purchase contract, provides that the stock purchase contracts will be settled by the issuer exercising its remedies as a secured party with respect to its debt securities or other collateral directly or indirectly pledged by investors in the Debt Exchangeable for Common Equity.

“Debt Exchangeable for Equity” means Debt Exchangeable for Common Equity or Debt Exchangeable for Preferred Equity.

“Debt Exchangeable for Preferred Equity” means a security or combination of securities (together in this definition, “securities”) that:

(a) gives the holder a beneficial interest in (i) debt securities of the issuer that are Non-Cumulative, that are the most junior subordinated debt of the issuer (or rank pari passu with the most junior subordinated debt of the issuer) and that include a provision requiring the issuer to issue (or use commercially reasonable efforts to issue) one or more types of APM Qualifying Securities raising

Schedule I-4

proceeds at least equal to the deferred Distributions on such debt securities commencing not later than the second anniversary of the commencement of such deferral period and (ii) a fractional interest in a stock purchase contract that obligates the holder to acquire a beneficial interest in Qualifying Non-Cumulative Preferred Stock;

(b) provides that the investors directly or indirectly grant to the issuer a security interest in such debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase stock pursuant to such stock purchase contracts;

(c) includes a remarketing feature pursuant to which such debt securities of the issuer are remarketed to new investors commencing within five years from the date of issuance of the security or earlier in the event of an early settlement event based on (i) one or more financial tests set forth in the terms of the instrument governing such Debt Exchangeable for Preferred Equity or (ii) the dissolution of the issuer of such Debt Exchangeable for Preferred Equity;

(d) provides for the proceeds raised in the remarketing to be used to purchase Qualifying Non-Cumulative Preferred Stock under the stock purchase contracts and, if there has not been a successful remarketing by the first Distribution Date that is six years after the date of issuance of such debt securities of the issuer, provides that the stock purchase contracts will be settled by the issuer foreclosing on such debt securities or other collateral directly or indirectly pledged by investors in the Debt Exchangeable for Preferred Equity;

(e) includes a replacement capital covenant substantially similar to this Replacement Capital Covenant, provided that such replacement capital covenant will apply to such securities and to the Qualifying Non-Cumulative Preferred Stock and will not include Debt Exchangeable for Equity as a replacement security for such securities or the Qualifying Non-Cumulative Preferred Stock; and

(f) after the issuance of the Qualifying Non-Cumulative Preferred Stock, provides the holder of the security with a beneficial interest in such Qualifying Non-Cumulative Preferred Stock.

“Distribution Date” means, as to any security or combination of securities, the dates on which periodic Distributions on such securities are scheduled to be made.

“Distribution Period” means, as to any security or combination of securities, each period from and including a Distribution Date for such securities to but not including the next succeeding Distribution Date for such securities.

“Distributions” means, as to a security or combination of securities, dividends, interest payments or other income distributions to the holders thereof that are not Subsidiaries of the issuer.

“Eligible Debt” means, at any time, Eligible Subordinated Debt or, if no Eligible Subordinated Debt is then outstanding, Eligible Senior Debt. The Notes shall not be considered “Eligible Debt” for purposes of this Replacement Capital Covenant.

“Eligible Senior Debt” means, at any time in respect of any issuer, each series of the issuer’s then outstanding long-term indebtedness for money borrowed that (a) upon a bankruptcy, liquidation, dissolution or winding-up of the issuer, ranks most senior among the issuer’s then outstanding classes of indebtedness for money borrowed, (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a Redesignation Date only if on such date the issuer has outstanding senior long-term

Schedule I-5

indebtedness for money borrowed that satisfies the requirements of clauses (a), (c) and (d) that is then assigned a rating by at least one NRSRO), (c) has an outstanding principal amount of not less than $100,000,000, and (d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity have) a separate CUSIP number shall be deemed to be a series of the issuer’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.

“Eligible Subordinated Debt” means, at any time in respect of any issuer, each series of the issuer’s then outstanding long-term indebtedness for money borrowed that (a) upon a bankruptcy, liquidation, dissolution or winding-up of the issuer, ranks subordinate to the issuer’s then outstanding series of indebtedness for money borrowed that ranks most senior, (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a Redesignation Date only if on such date the issuer has outstanding subordinated long-term indebtedness for money borrowed that satisfies the requirements of clauses (a), (c) and (d) that is then assigned a rating by at least one NRSRO), (c) has an outstanding principal amount of not less than $100,000,000, and (d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity have) a separate CUSIP number shall be deemed to be a series of the issuer’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.

“Form 8-K” means a Current Report on Form 8-K filed with the Commission under the Securities Exchange Act, and any successor report.

“Form 10-K” means an Annual Report on Form 10-K filed with the Commission under the Securities Exchange Act, and any successor report.

“Form 10-Q” means a Quarterly Report on Form 10-Q filed with the Commission under the Securities Exchange Act, and any successor report.

“Holder” means, as to the Covered Debt then in effect, each holder of such Covered Debt as reflected on the securities register maintained by or on behalf of the Corporation with respect to such Covered Debt and each beneficial owner holding through a participant in a clearing agency.

“Initial Covered Debt” means the 6.274% Senior Notes due March 15, 2037 (CUSIP No. 745332 BX3).

“Intent-Based Replacement Disclosure” means, as to any security or combination of securities issued, directly or indirectly, that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such security or combination of securities were initially offered for sale or in filings with the Commission made by the issuer or an affiliate under the Securities Exchange Act prior to or contemporaneously with the issuance of such securities, that the issuer, to the extent the securities provide the issuer with equity credit, will redeem, purchase or defease such securities, and will cause its Subsidiaries to purchase such securities, only with the proceeds of replacement capital securities that have terms and provisions at the time or redemption, purchase or defeasance that are as much or more equity-like than the securities then being redeemed, purchased or defeased, raised within 180 days prior to the applicable redemption, purchase or defeasance date.

Schedule I-6

“Mandatorily Convertible Preferred Stock” means cumulative preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock convert into a determinable number of shares of common stock of the issuer (which may be determinable within a range) within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the cumulative preferred stock.

“Mandatory Trigger Provision” means, as to any security or combination of securities, provisions in the terms thereof or in the related transaction agreements that:

(a) require, or at its option in the case of Non-Cumulative perpetual preferred stock, permit, the issuer of such security or combination of securities to make payment of Distributions on such securities only in connection with the issuance and sale of APM Qualifying Securities, within two years of a failure to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in an amount such that the net proceeds of such sale at least equal the amount of unpaid Distributions on such securities (including, without limitation, all deferred and accumulated amounts) and in either case require the application of the net proceeds of such sale to pay such unpaid Distributions, provided that (i) if the Mandatory Trigger Provision does not require such issuance and sale within one year of such failure, the amount of common stock or rights to acquire common stock the net proceeds of which the issuer must apply to pay such Distributions pursuant to such provision may not exceed the Common Cap, and (ii) the amount of Qualifying Non-Cumulative Preferred Stock or Mandatorily Convertible Preferred Stock the net proceeds of which the issuer may apply to pay such Distributions pursuant to such provision may not exceed the Preferred Cap;

(b) other than in the case of Non-Cumulative preferred stock, prohibit the issuer from repurchasing, or permitting any of its Subsidiaries to purchase, any APM Qualifying Securities or any securities that are pari passu with or junior to its APM Qualifying Securities, the proceeds of which were used to pay deferred Distributions since such failure before the date six months after the issuer applies the net proceeds of the sales described in clause (a) to pay such unpaid Distributions in full;

(c) other than in the case of Non-Cumulative perpetual preferred stock, include a Bankruptcy Claim Limitation Provision; and

(d) if deferral of Distributions continues for more than one year (or such shorter period as may be provided for in the terms of such securities), require the issuer not to redeem or purchase, or permitting any of its Subsidiaries to purchase, any APM Qualifying Securities or any securities that rank pari passu with or junior to any APM Qualifying Securities that the issuer has issued to settle deferred Distributions in respect to that deferral period until at least one year after all deferred Distributions have been paid;

provided (and it being understood) that:

(x) the issuer will not be obligated to issue (or use commercially reasonable efforts to issue) any such APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing;

Schedule I-7

(y) if, due to a Market Disruption Event or otherwise, the issuer is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred Distributions on any Distribution Date, the issuer will apply any available eligible proceeds to pay accrued and unpaid Distributions on the applicable Distribution Date in chronological order subject to the Common Cap and Preferred Cap, as applicable; and

(z) if the issuer has outstanding more than one class or series of securities under which it is obligated to sell a type of any such APM Qualifying Securities and applies some part of the proceeds to the payment of deferred Distributions, then on any date and for any period the amount of net proceeds received by the issuer from those sales and available for payment of deferred Distributions on such securities shall be applied to such securities on a pro rata basis up to the Common Cap and the Preferred Cap, as applicable, in proportion to the total amounts that are due on such securities.

No remedy other than Permitted Remedies will arise by the terms of such securities or related transaction agreements in favor of the holders of such securities as a result of the issuer’s failure to pay Distributions because of the Mandatory Trigger Provision or as a result of the issuer’s exercise of its right under an Optional Deferral Provision until Distributions have been deferred for one or more Distribution Periods that total together at least ten years.

“Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:

(a) the issuer would be required to obtain the consent or approval of its shareholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell APM Qualifying Securities and such consent or approval has not yet been obtained notwithstanding the issuer’s commercially reasonable efforts to obtain such consent or approval or a regulatory authority instructs the issuer not to sell or offer for sale APM Qualifying Securities at such time;

(b) trading in the issuer’s securities generally on the New York Stock Exchange or any other national securities exchange or over-the-counter market on which the issuer’s common stock and/or preferred stock is then listed or traded shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the Commission, by the relevant exchange or by any other regulatory body or governmental body having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the issuer’s common stock and/or preferred stock;

(c) a banking moratorium shall have been declared by the federal or state authorities of the United States and such moratorium materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the APM Qualifying Securities;

(d) a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States and such disruption materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the APM Qualifying Securities;

Schedule I-8

(e) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis and such event materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the APM Qualifying Securities;

(f) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including, without limitation, as a result of terrorist activities, and such change materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the APM Qualifying Securities;

(g) an event occurs and is continuing as a result of which the offering document for such offer and sale of APM Qualifying Securities would, in the reasonable judgment of the issuer, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (i) the disclosure of that event at such time, in the reasonable judgment of the issuer, is not otherwise required by law and would have a material adverse effect on the business of the issuer or (ii) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the ability of the issuer to consummate such transaction, provided that no single suspension period contemplated by this clause (g) shall exceed 90 consecutive days and multiple suspension periods contemplated by this clause (g) shall not exceed an aggregate of 180 days in any 360-day period; or

(h) the issuer reasonably believes, for reasons other than those referred to in clause (g) above, that the offering document for such offer and sale of APM Qualifying Securities would not be in compliance with a rule or regulation of the Commission and the issuer is unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period contemplated by this clause (h) shall exceed 90 consecutive days and multiple suspension periods contemplated by this clause (h) shall not exceed an aggregate of 180 days in any 360-day period.

The definition of “Market Disruption Event” as used in any Replacement Capital Securities may include fewer than all of the clauses outlined above, as determined by the issuer at the time of issuance of such securities, and in the case of clauses (a), (b), (c) and (d), as applicable to a circumstance where the issuer would otherwise endeavor to issue preferred stock, shall be limited to circumstances affecting markets where the preferred stock of the issuer trades or where a listing for its trading is being sought.

“Market Value” means, on any date, (a) in the case of PSE Common Stock, the closing sale price per share of such common stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if such common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which such common stock is traded or quoted; if such common stock is neither listed nor quoted on any U.S. securities exchange on the relevant date, the market price will be the average of the midpoint of the bid and ask prices for such common stock on the relevant date submitted by at least three nationally recognized independent investment banking firms selected by the Corporation or Puget Energy, as applicable, for this purpose, and (b) in the case of rights to acquire PSE Common Stock, a value determined by a nationally recognized independent investment banking firm selected by the Board of Directors of the Corporation (or a duly authorized committee of such Board of Directors) for this purpose.

Schedule I-9

“Measurement Period” with respect to any redemption, purchase or defeasance of Notes, means the period (a) beginning on the date that is 180 days prior to the date of delivery of notice of such redemption (such date of delivery, the “notice date”) or the date of such purchase or defeasance and (b) ending on such notice date or the date of such purchase or defeasance. Measurement Periods cannot run concurrently.

“Non-Cumulative” means, with respect to any securities, that the issuer may elect not to make any number of periodic Distributions or interest payments without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more Permitted Remedies. Securities that include an Alternative Payment Mechanism shall also be deemed to be “Non-Cumulative” for all purposes of this Replacement Capital Covenant, other than the definitions of “APM Qualifying Securities” and “Qualifying Non-Cumulative Preferred Stock,” and debt securities that include an Alternative Payment Mechanism shall be deemed to be Non-Cumulative for purposes of the definition of “Debt Exchangeable for Preferred Equity,” it being understood that such Alternative Payment Mechanism need not include the provisions described in clause (iv) of the definition of such term.

“Notes” has the meaning specified in Recital A, including any subsequent offerings of additional notes of the same series.

“NRSRO” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act.

“Optional Deferral Provision” means, as to any security or combination of securities, a provision in the terms thereof or of the related transaction agreements, to the effect of either clause (a) or (b) below:

(a) (i) the issuer of such securities may, in its sole discretion, defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to five years or, if a Market Disruption Event is continuing, ten years, without any remedy other than Permitted Remedies as a result of such issuer’s failure to pay Distributions and (ii) an Alternative Payment Mechanism; or

(b) the issuer of such securities may, in its sole discretion, defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to ten years without any remedy other than Permitted Remedies as a result of such issuer’s failure to pay Distributions.

“PE Junior Ranking” means, as to any security of Puget Energy, a ranking of such security in relation to other securities of Puget Energy upon a liquidation, dissolution or winding-up of Puget Energy that is the same as, or more junior than, the ranking of the Notes in relation to other securities of the Corporation upon a liquidation, dissolution or winding-up of the Corporation.

“Permitted Remedies” means, as to any security or combination of securities, one or more of the following remedies:

(a) rights in favor of the holders thereof permitting such holders to elect one or more directors of the issuer or its direct or indirect parent company (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded), and

Schedule I-10

(b) prohibitions on the issuer paying Distributions on or repurchasing common stock or other securities that rank pari passu or junior as to Distributions to such securities for so long as Distributions on such securities, including deferred Distributions, have not been paid in full or to such lesser extent as may be specified in the terms of such securities.

“Person” means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Cap” has the meaning given such term in the definition of Alternative Payment Mechanism.

“PSE Common Stock” means common stock of the Corporation (including treasury shares of common stock and shares of common stock, if any, sold pursuant to a dividend reinvestment plan, any direct stock purchase plan or director or employee benefit plan of the Corporation).

“Puget Energy” has the meaning specified in Recital E to this instrument.

“Puget Energy Common Stock” means common stock of Puget Energy (including treasury shares of common stock and shares of common stock, if any, sold pursuant to a dividend reinvestment plan, any direct stock purchase plan or director or employee benefit plan of Puget Energy).

“Qualifying Non-Cumulative Preferred Stock” means Non-Cumulative perpetual preferred or preference stock of the Corporation or Puget Energy, as applicable, that (a) ranks pari passu with or junior to all other outstanding preferred or preference stock of the issuer and (b) contains no remedies other than Permitted Remedies and either (i) is subject to Intent-Based Replacement Disclosure and has a provision that prohibits the Corporation from making any Distributions thereon upon the issuer’s failure to satisfy one or more financial tests set forth therein or (ii) is subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant.

“Redesignation Date” means, as to the then-effective Covered Debt, the earliest of (a) the date that is two years prior to the final maturity date of such Covered Debt, (b) if the Corporation elects to redeem or defease, or the Corporation or a Subsidiary of the Corporation elects to purchase or purchases, such Covered Debt either in whole or in part with the consequence that after giving effect to such redemption, defeasance or purchase the outstanding principal amount of such Covered Debt is less than $100,000,000, the applicable redemption, defeasance or purchase date, and (c) if the then outstanding Covered Debt is not Eligible Subordinated Debt, the date on which the Corporation issues long–term indebtedness for money borrowed that is Eligible Subordinated Debt.

“Replacement Capital Covenant” has the meaning specified in the introduction to this instrument.

“Replacement Capital Securities” shall mean securities (other than PSE Common Stock, Puget Energy Common Stock, securities convertible into PSE Common Stock or Puget Energy Common Stock, Mandatorily Convertible Preferred Stock, Debt Exchangeable for Equity of the Corporation or Puget Energy, ) that meet one or more of the following criteria in the determination of the Board of Directors reasonably construing the definitions and other terms of this Replacement Capital Covenant:

Schedule I-11

(a) with respect to Notes that are redeemed, purchased or defeased after the date hereof and on or before June 1, 2017:

(i) securities issued by the Corporation or Puget Energy, as the case may be, that (A) (1) in the case of securities issued by the Corporation, rank pari passu with or junior to the Notes upon a liquidation, dissolution or winding-up of the Corporation, and (2) in the case of securities issued by Puget Energy, have a PE Junior Ranking, (B) have no maturity or a maturity of at least 60 years, (C) are subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant, and (D) have an Optional Deferral Provision;

(ii) securities issued by the Corporation or Puget Energy, as the case may be, that (A) (1) in the case of securities issued by the Corporation, rank pari passu with or junior to the Notes upon a liquidation, dissolution or winding-up of the Corporation, and (2) in the case of securities issued by Puget Energy, have a PE Junior Ranking upon a liquidation, dissolution or winding-up of Puget Energy, (B) are Non-Cumulative, (C) have no maturity or a maturity of at least 60 years, and (D) have Intent-Based Replacement Disclosure;

(iii) securities issued by the Corporation or Puget Energy, as the case may be, that (A) (1) in the case of securities issued by the Corporation, rank pari passu with or junior to the Notes upon a liquidation, dissolution or winding-up of the Corporation, and (2) in the case of securities issued by Puget Energy, have a PE Junior Ranking upon a liquidation, dissolution or winding-up of Puget Energy, (B) are Non-Cumulative, (C) have no maturity or a maturity of at least 40 years, and (D) are subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant or have a Mandatory Trigger Provision, an Optional Deferral Provision and Intent-Based Replacement Disclosure;

(iv) securities issued by the Corporation or Puget Energy, as the case may be, that (A) (1) in the case of securities issued by the Corporation, rank junior to all of the senior and subordinated debt of the Corporation other than the Notes, and (2) in the case of securities issued by Puget Energy, rank junior to all of the senior and subordinated debt of Puget Energy, (B) have an Optional Deferral Provision and a Mandatory Trigger Provision, and (C) have no maturity or a maturity of at least 60 years and Intent-Based Replacement Disclosure;

(v) cumulative preferred stock issued by the Corporation or Puget Energy, as the case may be, that (A) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (B) (1) has no maturity or a maturity of at least 60 years and (2) is subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant; or

(vi) other securities issued by the Corporation or Puget Energy, as applicable, that:

(A) (1) in the case of securities issued by the Corporation, rank upon a liquidation, dissolution or winding-up of the Corporation either (I) pari passu with or junior to the Notes or (II) pari passu with the claims of the Corporation’s trade creditors and junior to all of the Corporation’s long-term indebtedness for money borrowed (other than the Corporation’s long-term indebtedness for money borrowed from time to time outstanding that by its terms ranks pari passu with such securities on a liquidation, dissolution or winding-up of the Corporation) and (2) in the case of securities issued by Puget Energy, either (I) have a PE Junior Ranking upon a

Schedule I-12

liquidation, dissolution or winding-up of Puget Energy or (II) rank upon a liquidation, dissolution or winding-up of Puget Energy, pari passu with the claims of Puget Energy’s trade creditors and junior to all of Puget Energy’s long-term indebtedness for money borrowed (other than Puget Energy’s long-term indebtedness for money borrowed from time to time outstanding that by its terms ranks pari passu with such securities on a liquidation, dissolution or winding-up of Puget Energy); and

(B) either (1) have no maturity or a maturity of at least 40 years and have a Mandatory Trigger Provision, an Optional Deferral Provision and Intent-Based Replacement Disclosure or (2) have no maturity or a maturity of at least 25 years and are subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant and have a Mandatory Trigger Provision and an Optional Deferral Provision; or

(b) with respect to Notes that are redeemed, purchased or defeased after June 1, 2017 but prior to June 1, 2047,

(i) all securities described under clause (a) of this definition;

(ii) preferred stock issued by the Corporation or Puget Energy, as the case may be, that (A) has no maturity or a maturity of at least 60 years and (B) has an Optional Deferral Provision and Intent-Based Replacement Disclosure;

(iii) securities issued by the Corporation or Puget Energy, as the case may be, that (A) (1) in the case of securities issued by the Corporation, rank pari passu with or junior to the Notes upon a liquidation, dissolution or winding-up of the Corporation, and (2) in the case of securities issued by Puget Energy, have a PE Junior Ranking upon a liquidation, dissolution or winding-up of Puget Energy, (B) either (1) have no maturity or a maturity of at least 60 years and Intent-Based Replacement Disclosure or (2) have no maturity or a maturity of at least 30 years and are subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant, and (C) have an Optional Deferral Provision;

(iv) securities issued by the Corporation or Puget Energy, as the case may be, that (A) (1) in the case of securities issued by the Corporation, rank junior to all of the senior and subordinated debt of the Corporation other than the Notes, and (2) in the case of securities issued by Puget Energy, rank junior to all of the senior and subordinated debt of Puget Energy, (B) have a Mandatory Trigger Provision and an Optional Deferral Provision, and (C) have no maturity or a maturity of at least 30 years and Intent-Based Replacement Disclosure; or

(v) preferred stock issued by the Corporation or Puget Energy, as the case may be, that (A) either (1) has no maturity or a maturity of at least 60 years and Intent-Based Replacement Disclosure or (2) has a maturity of at least 40 years and is subject to a replacement capital covenant substantially similar to this Replacement Capital Covenant and (B) has an Optional Deferral Provision.

“Repurchase Restriction” has the meaning specified in the definition of Alternative Payment Mechanism.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

Schedule I-13

“Share Cap” has the meaning given such term in the definition of Alternative Payment Mechanism.

“Subsidiary” means, at any time, any Person the shares of stock or other ownership interests of which having ordinary voting power to elect a majority of the board of directors or other managers of such Person are at the time owned or the management or policies of which are otherwise at the time controlled, directly or indirectly through one or more intermediaries (including other Subsidiaries), or both, by another Person.

“Termination Date” has the meaning specified in Section 4.

Schedule I-14